Exhibit 99.1

TEJON RANCH CO. ANNOUNCES DATE FOR FOURTH QUARTER AND FULL YEAR 2025

EARNINGS RELEASE AND CONFERENCE CALL

TEJON RANCH, California – March 5, 2026 - Tejon Ranch Co., or the Company, (NYSE: TRC), a diversified real estate development and agribusiness company, today announced it will release its fourth quarter and full year 2025 operating and financial results before the market opens on March 19, 2026. In connection with this announcement, the Company will host a conference call on March 19, 2026 at 5:00 p.m. Eastern Time. During the call, President & CEO Matt Walker and CFO Robert Velasquez will provide an update on the Company’s recent initiatives and financial results.

Management will address questions e-mailed in advance by investors to: IR@tejonranch.com. Questions must be submitted by 2:00 p.m. ET on March 19, 2026, please limit questions to no more than two.

Webcast

An audio webcast of the conference call will be available through the “Investors” section of the Company’s website at www.tejonranch.com. To listen to the broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software. A replay of the audio webcast will be available for one year on the Company’s website shortly after the conclusion of the call. Details on how to access the call are below.

To dial into the Telephone Conference Call:

Domestic: 1-877-704-4453

International: 1-201-389-0920

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13757466

The full playback can be accessed through Thursday, April 16, 2026.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 15 miles south of Bakersfield.

More information about Tejon Ranch Co. can be found on the Company’s website at www.tejonranch.com.

Contact:

Nicholas Ortiz

Senior Vice President, Corporate Communications & Public Affairs

nortiz@TejonRanch.com

(661) 331-0313